UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

AMN Healthcare Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16753	06-1500476
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On April 14, 2010, AMN Healthcare Services, Inc. (the “Company”) held its annual meeting of stockholders.

(b) The following items of business were voted upon by stockholders at the annual meeting:

1. Directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

NAME	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
R. Jeffrey Harris	26,910,667	541,225	9,315	1,581,254
Michael M.E. Johns	26,897,080	554,825	9,302	1,581,254
Hala G. Moddelmog	26,911,103	540,789	9,315	1,581,254
Susan R. Nowakowski	27,015,858	436,034	9,315	1,581,254
Andrew M. Stern	27,014,508	437,384	9,315	1,581,254
Paul E. Weaver	27,016,334	435,358	9,515	1,581,254
Douglas D. Wheat	27,004,708	447,184	9,315	1,581,254

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
28,136,961	599,744	305,756

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 16, 2010	By:	/S/ SUSAN R. NOWAKOWSKI
Susan R. Nowakowski
President & Chief Executive Officer